As filed with the Securities and Exchange Commission
                             on August 4, 2000

                                             Registration No. 333-___

_____________________________________________________________________
_____________________________________________________________________

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

               ____________________________________

                            FORM S-8
                      REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933

               ____________________________________




              RAWLINGS SPORTING GOODS COMPANY, INC.
     (Exact name of registrant as specified in its charter)

                 Delaware                     43-1674348
      (State or other jurisdiction of     (I.R.S. Employer
      Incorporation or organization)    Identification Number)


          1859 Intertech Drive, Fenton Missouri      63026
         (Address of Principal Executive Offices)  (Zip Code)


              RAWLINGS SPORTING GOODS COMPANY, INC.
                 1994 LONG-TERM INCENTIVE PLAN;
              RAWLINGS SPORTING GOODS COMPANY, INC.
            2000 NON-EMPLOYEE DIRECTORS' STOCK PLAN;
                               AND
AMENDED AND RESTATED EMPLOYMENT AGREEMENT WITH STEPHEN M. O'HARA
                    (Full title of the plan)

                        Stephen M. O'Hara
         Chairman, President and Chief Executive Officer
          1859 Intertech Drive, Fenton, Missouri 63026
             (Name and address of agent for service)


                         (636) 349-3500
  (Telephone number, including area code, of agent for service)


          Please send copies of all correspondence to:
                  Stinson, Mag & Fizzell, P.C.
                  100 South Broadway, Suite 700
                    St. Louis, Missouri 63102
               Attention: Thomas B. Kinsock, Esq.
                         (314) 259-4500


_____________________________________________________________________
_____________________________________________________________________

                         CALCULATION OF REGISTRATION FEE


                                                PROPOSED
TITLE OF                       PROPOSED         MAXIMUM         AMOUNT OF
SECURITIES    AMOUNT TO        MAXIMUM          AGGREGATE       REGISTRA-
TO BE         BE               OFFERING PRICE   OFFERING        TION
REGISTERED    REGISTERED <F1>  PER SHARE <F2>   PRICE <F2>      FEE <F3>

Common Stock  975,000 shares        $5.75         $5,606,250     $1,480.05
$0.01 par
value

_____________________________________________________________________
_____________________________________________________________________

<F1> Represents the maximum number of additional shares of Common Stock
     (500,000) available for issuance under the Rawlings Sporting Goods Company, Inc. 1994 Long Term Incentive Plan, the maximum number of shares (450,000) available for issuance under the Amended and Restated Employment Agreement between Rawlings Sporting Goods Company, Inc. and Stephen M. O'Hara, dated as of January 7,
     2000, and the maximum number of shares (25,000) available for issuance under the Rawlings Sporting Goods Company, Inc. 2000 Non-Employee Directors' Stock Plan. The Registrant previously filed with the Securities and Exchange Commission on September 14, 1994, a Registration Statement on Form S-8 (Reg. No. 33-83958) relating to securities offered under the 1994 Long-Term Incentive Plan. Includes, for each share of Common Stock, one attached share purchase right, pursuant to the Registrant's Rights Agreement, dated as of July 1, 1994, as amended.

<F2> Pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933,
     the proposed maximum offering price and registration fee are based on the bid and asked prices per share of the Registrant's Common Stock as reported on the Nasdaq National Market System on July 31, 2000.

<F3> The registration fee has been calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: 0.0264% of $5,606,250, the Proposed Maximum Aggregate Offering Price of the shares of stock registered hereby.
_____________________________________________________________________
_____________________________________________________________________

                          PART I
    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified by Item 1 and Item 2 of Part I of
Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933 and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this registration statement as required by Rule 428(b).

                          PART II
     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Registrant's latest annual report on Form 10-K filed pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act");

     (b) All other reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in
(a) above; and

     (c) The description of the Registrant's common stock which is contained in the registration statement filed by the Registrant under Section 12 of the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM. 5 INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification shall be made if such person is adjudged to be liable to the corporation. Where a director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in this Item 6 or in defense of any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorney's fees) which he or she actually and reasonably incurred in connection therewith.

     Our By-Laws require us to indemnify each of our directors and officers to the fullest extent permitted by law, subject to certain exceptions, in connection with any actual or threatened action or proceeding arising out of his or her service to us or to other organizations at our request.

     As permitted by Section 102(b)(7) of the DGCL, our Certificate of Incorporation also contains a provision eliminating the personal liability of a director to Rawlings Sporting Goods Company, Inc., or our shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.  EXHIBITS

     The following exhibits are filed as part of this registration statement or incorporated by reference herein.

EXHIBIT
NUMBER                   DESCRIPTION

4.1       Rawlings Sporting Goods Company, Inc. 1994
          Long-Term Incentive Plan, as amended.

4.2 Amended and Restated Employment Agreement between the Registrant and Stephen M. O'Hara, dated as of January 7, 2000.

4.3       Rawlings Sporting Goods Company, Inc. 2000 Non-
          Employee Directors' Stock Plan.

4.4 Rights Agreement dated as of July 1, 1994, between the Registrant and Boatmen's Trust Company as Rights Agent, included as Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended June 30, 1994, is hereby incorporated by reference.

4.5 Amendment of Rights Agreement dated November 21,1997, between the Registrant, Boatmen's Trust Company and ChaseMellon Shareholder Services, L.L.C, included as Exhibit 4.2 to the Registrant's Form 8-K dated November 21, 1997 is hereby incorporated herein by reference.

4.6 Second Amendment to Rights Agreement dated as of April 19, 1999, by and between the Registrant and ChaseMellon Shareholder Services, L.L.C. as
          Rights Agent, included as Exhibit 4.1 to the Registrant's Form 8-K filed on April 30, 1999, is hereby incorporated by reference.

5.1       Opinion of Stinson, Mag & Fizzell, a
          professional corporation.

23.1      Consent of Arthur Andersen LLP.

23.2 Consent of Stinson, Mag & Fizzell, a professional corporation (included in Exhibit 5.1).

24 Power of Attorney (included on the signature page of this registration statement).

ITEM 9.  UNDERTAKINGS

     A.   The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i)  to include any prospectus required by
               Section 10(a)(3) of the Securities Act of
               1933;

                (ii)  to reflect in the prospectus any
               facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)  to include any material information
               with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fenton, State of Missouri, on June 26, 2000.

                           RAWLINGS SPORTING GOODS COMPANY, INC.



                           By:/s/ Stephen M. O'Hara
                              Stephen M. O'Hara
                              Chairman and Chief Executive Officer


                      POWER OF ATTORNEY

     We, the undersigned officers and directors of Rawlings Sporting Goods Company, Inc., hereby severally and individually constitute and appoint Stephen M. O'Hara and Michael L. Luetkemeyer and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      NAME                    TITLE                DATE

/s/ Stephen M. O'Hara         Chairman,            June 26, 2000
Stephen M. O'Hara             President, Chief
                              Executive Officer
                              and Director
                              (Principal
                              Executive Officer)

/s/ Michael L. Luetkemeyer    Chief Financial      June 26, 2000
Michael L. Luetkemeyer        Officer (Principal
                              Financial and
                              Accounting Officer)

/s/ Andrew N. Baur            Director             June 26, 2000
Andrew N. Baur

/s/ Linda L. Griggs           Director             June 26, 2000
Linda L. Griggs

/s/ W. James Host             Director             June 26, 2000
W. James Host

/s/ Michael McDonnell         Director             June 26, 2000
Michael McDonnell

/s/ Robert S. Prather, Jr.    Director             June 26, 2000
Robert S. Prather, Jr.

/s/ William C. Robinson       Director             June 26, 2000
William C. Robinson

                          FORM S-8
            RAWLINGS SPORTING GOODS COMPANY, INC.


                        EXHIBIT INDEX

EXHIBIT
NUMBER                   DESCRIPTION                        PAGE

4.1       Rawlings Sporting Goods Company, Inc.
          1994 Long-Term Incentive Plan, as
          amended.

4.2 Amended and Restated Employment Agreement between the Registrant and Stephen M. O'Hara, dated as of January 7, 2000.

4.3       Rawlings Sporting Goods Company, Inc. 2000
          Non-Employee Directors' Stock Plan.

4.4       Rights Agreement dated as of July 1,
          1994, between the Registrant and
          Boatmen's Trust Company as Rights Agent, included as Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended June 30, 1994, is hereby incorporated by reference.

4.5       Amendment of Rights Agreement dated
          November 21,1997, between the
          Registrant, Boatmen's Trust Company and
          ChaseMellon Shareholder Services, L.L.C, included as Exhibit 4.2 to the Registrant's Form 8-K dated November 21,
          1997 is hereby incorporated herein by
          reference.

4.6       Second Amendment to Rights Agreement
          dated as of April 19, 1999, by and
          between the Registrant and ChaseMellon
          Shareholder Services, L.L.C. as Rights
          Agent, included as Exhibit 4.1 to the
          Registrant's Form 8-K filed on April 30,
          1999, is hereby incorporated by
          reference.

5.1       Opinion of Stinson, Mag & Fizzell, a
          professional corporation.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Stinson, Mag & Fizzell, a
          professional corporation (included in
          Exhibit 5.1).

24 Power of Attorney (included on the signature page of this registration statement)